SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2005

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

This Amendment amends the Current Report on Form 8-K dated December 20, 2005 relating to the acquisition of PacifiCare Health Systems, Inc. by UnitedHealth Group Incorporated to include the financial statements required by Item 9.01.

(a) Financial Statements of Businesses Acquired

The following historical financial statements of PacifiCare are included in this report:

Consolidated balance sheet as of December 31, 2004 (incorporated by reference from the Form 10-K for the year ended December 31, 2004 filed by PacifiCare on February 25, 2005)

Consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2004 (incorporated by reference from the Form 10-K for the year ended December 31, 2004 filed by PacifiCare on February 25, 2005)

Notes to consolidated financial statements for the year ended December 31, 2004 (incorporated by reference from the Form 10-K for the year ended December 31, 2004, filed by PacifiCare on February 25, 2005)

Consolidated balance sheets as of September 30, 2005 (incorporated by reference from the Form 10-Q for the quarter ended September 30, 2005, filed by PacifiCare on November 2, 2005)

Consolidated income statements for the three months and nine months ended September 30, 2005 and 2004 (incorporated by reference from the Form 10-Q for the quarter ended September 30, 2005, filed by PacifiCare on November 2, 2005)

Consolidated statements of cash flows for the nine months ended September 30, 2005 and 2004 (incorporated by reference from the Form 10-Q for the quarter ended September 30, 2005, filed by PacifiCare on November 2, 2005)

(b) Pro Forma Financial Information

The following unaudited pro forma combined financial statements giving effect to the registrant’s acquisition of PacifiCare completed December 20, 2005 are included in this report:

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2005

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004

Unaudited pro forma condensed combined balance sheet as of September 30, 2005

Notes to unaudited pro forma condensed combined financial information

(c) Exhibits

15.1 Letter Regarding Unaudited Financial Information of Ernst & Young LLP

23.1 Consent of Ernst & Young LLP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 20, 2005, UnitedHealth Group acquired PacifiCare Health Systems, Inc. (PacifiCare). Under the terms of the agreement, holders of PacifiCare common stock received 1.1 shares of UnitedHealth Group common stock and $21.50 in cash for each share of PacifiCare common stock they owned. Total estimated merger consideration for the transaction was approximately $8.8 billion, comprised of approximately 99.2 million shares of UnitedHealth Group common stock, valued at approximately $5.3 billion based upon the average of the closing prices of UnitedHealth Group common stock for two trading days before, the day of, and two trading days following the acquisition announcement date of July 6, 2005, approximately $2.1 billion in cash, $960 million cash paid to retire PacifiCare’s existing debt and UnitedHealth Group vested common stock options with an estimated fair value of approximately $420 million issued in exchange for PacifiCare’s outstanding vested common stock options. The results of operations and financial condition of PacifiCare have been included in the UnitedHealth Group historical financial statements since the December 20, 2005 acquisition date.

On July 29, 2004, UnitedHealth Group acquired Oxford Health Plans, Inc. (Oxford). Under the terms of the merger agreement, Oxford shareholders received 1.2714 shares of UnitedHealth Group common stock and $16.17 in cash for each share of Oxford common stock they owned. Total consideration issued was approximately $5.0 billion, comprised of approximately 104.4 million shares of UnitedHealth Group common stock, valued at approximately $3.4 billion based upon the average of the closing prices of UnitedHealth Group common stock for two trading days before, the day of, and two trading days following the acquisition announcement date of April 26, 2004, approximately $1.3 billion in cash, and UnitedHealth Group vested common stock options with an estimated fair value of $240 million issued in exchange for Oxford’s outstanding vested common stock options. The results of operations and financial condition of Oxford have been included in the UnitedHealth Group historical financial statements since the July 29, 2004 acquisition date.

On February 10, 2004, UnitedHealth Group acquired Mid Atlantic Medical Services, Inc. (MAMSI). Under the terms of the merger agreement, MAMSI stockholders received 1.64 shares of UnitedHealth Group common stock and $18 in cash for each share of MAMSI common stock they owned. Total consideration issued was approximately $2.7 billion, comprised of approximately 72.8 million shares of UnitedHealth Group common stock, valued at approximately $1.9 billion based upon the average of the closing prices of UnitedHealth Group common stock for two trading days before, the day of, and two trading days following the acquisition announcement date of October 27, 2003, and approximately $800 million in cash. The results of operations and financial condition of MAMSI have been included in the UnitedHealth Group historical financial statements since the February 10, 2004 acquisition date.

The unaudited pro forma condensed combined financial information gives effect to the acquisitions of PacifiCare, Oxford and MAMSI by UnitedHealth Group as if the acquisitions had occurred as of the beginning of the respective periods for purposes of the pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial information gives effect to the acquisition of PacifiCare by UnitedHealth Group as if the acquisition had occurred on September 30, 2005 for purposes of the pro forma condensed combined balance sheet as of September 30, 2005.

Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their estimated fair values as of the completion of the transaction. A final determination of these fair values will include management’s consideration of a valuation prepared by an independent valuation specialist. This valuation will be based on the actual net tangible and intangible assets of the acquired entity that exist as of the closing date of the transaction.

Because this unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair values, the actual amounts recorded as of the completion of the transaction may differ materially from the information presented in this unaudited pro forma condensed combined financial information. In addition to the independent valuation, the impact of any integration activities could cause material differences from the information presented below. Potential synergies which may result from the integration of physician, hospital, and other health care provider networks and operating and administrative activities have been excluded from the pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of UnitedHealth Group and PacifiCare. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of UnitedHealth Group that would have been reported had the transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of UnitedHealth Group.

3

Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2005

(Unaudited)

(In millions, except per share amounts)

	Historical
	(b)(c) UnitedHealth Group	(bb) PacifiCare	(y) Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues
Premiums	$30,178	$10,276	$—		$—		$40,454
Services	2,764	416	—		—		3,180
Investment and Other Income	378	95	—		—		473

Total Revenues	33,320	10,787	—		—		44,107

Medical and Operating Costs
Medical Costs	24,101	8,814	(216)	(aa)	—		32,699
Operating Costs	4,942	1,391	216	(aa)	(24	)(q)	6,525
Depreciation and Amortization	333	63	—		60	(d)	440
					(16	)(e)

Total Medical and Operating Costs	29,376	10,268	—		20		39,664

Earnings From Operations	3,944	519	—		(20)		4,443
Interest expense	(166)	(55)	—		55	(k)	(267)
					(101	)(j)

Earnings Before Income Taxes	3,778	464	—		(66)		4,176
Provision for Income Taxes	(1,348)	(168)	—		23	(r)	(1,493)

Net Earnings	$2,430	$296 (bb)	$—		$(43)		$2,683

Basic Net Earnings Per Common Share	$1.92						$1.97

Diluted Net Earnings Per Common Share	$1.83						$1.87

Basic Weighted-Average Number of Common Shares Outstanding	1,263.0				99.2	(s)	1,362.2

Diluted Weighted-Average Number of Common Shares Outstanding	1,327.0				99.2	(s)	1,436.1

					4.7	(t)

					5.2	(cc)

Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2004

(Unaudited)

(In millions, except per share amounts)

	Historical
	(b)(c) UnitedHealth Group	(c) MAMSI January 1 to February 10	(b) Oxford January 1 to July 29	(a) PacifiCare	(y) Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues
Premiums	$33,495	$303	$3,208	$11,761	$(19)		$—		$48,748
Services	3,335	8	7	427	2		—		3,779
Investment and Other Income	388	2	50	89			(5	)(n)	524

Total Revenues	37,218	313	3,265	12,277	(17)		(5)		53,051

Medical and Operating Costs
Medical Costs	27,000	235	2,591	10,174	(236	)(aa)	—		39,764
Operating Costs	5,743	36	322	1,491	219	(aa)	(25	)(q)	7,786
Depreciation and Amortization	374	1	17	70			80	(d)	548
							(20	)(e)
							24	(f)
							2	(g)

Total Medical and Operating Costs	33,117	272	2,930	11,735	(17)		61		48,098

Earnings From Operations	4,101	41	335	542	—		(66)		4,953
Interest expense	(128)	—	(10)	(48)	—		48	(k)	(282)
							(120	)(j)
							(31	)(m)
							10	(n)
							(3	)(o)

Earnings Before Income Taxes	3,973	41	325	494	—		(162)		4,671
Provision for Income Taxes	(1,386)	(14)	(125)	(191)	—		57	(r)	(1,659)

Net Earnings	$2,587	$27	$200	$303	$—		$(105)		$3,012

Basic Net Earnings Per Common Share	$2.07								$2.12

Diluted Net Earnings Per Common Share	$1.97								$2.02

Basic Weighted-Average Number of Common Shares Outstanding	1,252.0						99.2	(s)	1,419.0

							59.8	(u)

							8.0	(v)

Diluted Weighted-Average Number of Common Shares Outstanding	1,311.0						99.2	(s)	1,487.9

							4.7	(t)

							59.8	(u)

							8.0	(v)

							5.2	(cc)

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

(Unaudited)

(In millions)

	Historical
	(b)(c) UnitedHealth Group	(z) PacifiCare	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash and Cash Equivalents	$5,177	$1,427	$—		$6,604
Short-Term Investments	316	414	—		730
Accounts Receivable, net	941	329	—		1,270
Assets Under Management	1,799	—	—		1,799
Deferred Income Taxes and Other	1,019	207	—		1,226

Total Current Assets	9,252	2,377	—		11,629

Long-Term Investments	8,235	1,945	—		10,180
Property, Equipment, Capitalized Software and Other Assets, net	1,345	329	—		1,674
Goodwill	9,783	1,334	(1,334	)(x)	16,391
			6,608	(a)
Intangible Assets, net	1,081	226	(226	)(x)	2,081
			1,000	(a)(d)

Total Assets	$29,696	$6,211	$6,048		$41,955

Liabilities and Shareholders’ Equity
Current Liabilities
Medical Costs Payable	$5,888	$1,309	$—		$7,197
Accounts Payable and Accrued Liabilities	2,447	540	95	(w)	3,082
Other Policy Liabilities	1,833	—	—		1,833
Short-Term Debt and Current Maturities of Long-Term Debt	631	35	(35	)(k)	631
Unearned Premiums	1,230	606	—		1,836

Total Current Liabilities	12,029	2,490	60		14,579

Long-Term Debt, less current maturities	3,850	883	(883	)(k)	6,860
			3,010	(a)(i)
Convertible Subordinated Debentures	—	135	297	(l)	432
Future Policy Benefits for Life and Annuity Contracts	1,750	—	—		1,750
Deferred Income Taxes and Other Liabilities	838	179	392	(a)(h)	1,409

Shareholders’ Equity
Common Stock	13	1	(1	)(x)	13
Additional Paid-In Capital	1,279	1,666	(1,666	)(x)	6,975
			5,696	(a)(p)
Unearned Compensation	—	(56)	56	(x)	—
Retained Earnings	9,895	933	(933	)(x)	9,895
Accumulated Other Comprehensive Income:
Net Unrealized Gains on Investments, net of tax effects	42	(20)	20	(x)	42

Total Shareholders’ Equity	11,229	2,524	3,172		16,925

Total Liabilities and Shareholders’ Equity	$29,696	$6,211	$6,048		$41,955

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(a)	The PacifiCare acquisition closed on December 20, 2005. The unaudited pro forma financial information gives effect to the issuance of UnitedHealth Group common stock and cash based upon the exchange ratio of 1.1 shares of UnitedHealth Group common stock and $21.50 of cash for each outstanding share of PacifiCare common stock. The average market price per share of UnitedHealth Group common stock of $53.22 used in determining the fair value of the stock consideration is based upon the average of the closing prices for a range of trading days (July 1, 2005 through July 8, 2005) around the announcement date (July 6, 2005) of the transaction. This resulted in an estimated purchase price of $8,801 million ($5,276 million in stock, $2,050 million in cash, $960 million cash paid to retire PacifiCare’s existing debt, $420 million for the estimated fair value of UnitedHealth Group vested stock options issued in exchange for outstanding vested PacifiCare stock options and $95 million of estimated transaction costs as follows (in millions, except per share amounts):

Stock Consideration
UnitedHealth Group average market price per share	$53.22
UnitedHealth Group shares issued	99.2

Fair value of UnitedHealth Group shares issued		$5,276

Converted Stock Options
UnitedHealth Group vested stock options issued	10.9
Fair value per stock option issued	$38.50

Fair value of stock options issued		420

Total fair value of equity instruments issued		5,696

Cash Consideration
Cash consideration paid		2,050

Cash paid to retire debt at closing		960
Estimated transaction costs		95

Estimated purchase price		$8,801

The estimated PacifiCare purchase price of $8,801 million has been preliminarily allocated to acquired tangible assets and liabilities based upon their estimated fair values as of December 20, 2005. The estimated excess purchase price has been preliminarily allocated as detailed below (in millions):

Estimated purchase price	$8,801
Net tangible assets - PacifiCare September 30, 2005 balance sheet	(1,585)

Total estimated excess purchase price	7,216
Estimated finite-lived intangibles	(1,000)
Deferred tax liability for finite-lived intangibles	392

Estimated goodwill	$6,608

(b)	The Oxford acquisition closed on July 29, 2004. The pro forma condensed combined balance sheet as of September 30, 2005 includes the effects of the Oxford acquisition in the UnitedHealth Group historical information. The pro forma condensed combined statement of operations for the nine months ended September 30, 2005 includes Oxford’s results of operations in the UnitedHealth Group historical information. The pro forma condensed combined statement of operations for the year ended December 31, 2004 includes Oxford’s results of operations from July 29, 2004 to December 31, 2004 in the UnitedHealth Group historical information. This acquisition resulted in the issuance of UnitedHealth Group common stock and cash based upon the exchange ratio of 1.2714 shares of UnitedHealth Group common stock and $16.17 of cash for each outstanding share of Oxford common stock. The average market price per share of UnitedHealth Group common stock of $32.39 was based upon the average of the closing prices for a range of trading days (April 22, 2004 through April 28, 2004) around the announcement date (April 26, 2004) of the transaction. This resulted in a purchase price of $4,958 million ($3,385 million in stock, $1,318 million in cash, $240 million for the estimated fair value of UnitedHealth Group vested stock options issued in exchange for outstanding vested Oxford stock options and $15 million of transaction costs) as follows (in millions, except per share amounts):

Stock Consideration
UnitedHealth Group average market price per share	$32.39
United Health Group shares issued	104.4

Fair value of UnitedHealth Group shares issued		$3,385

Converted Stock Options
UnitedHealth Group vested stock options issued	16.3
Fair value per stock option issued	$14.75

Fair value of stock options issued		240

Fair value of equity instruments issued		3,625

Cash Consideration
Cash consideration paid		1,318

Transaction costs		15

Purchase price		$4,958

The Oxford purchase price of $4,958 million was allocated to acquired tangible assets and liabilities based upon their estimated fair values as of the acquisition date. The excess purchase price was allocated as detailed below (in millions):

Purchase price	$4,958
Net tangible assets at acquisition date	(826)

Total excess purchase price	4,132
Finite-lived intangibles	(600)
Deferred tax liability for finite-lived intangibles	225

Goodwill	$3,757

(c)	The MAMSI acquisition closed on February 10, 2004. The pro forma condensed combined balance sheet as of September 30, 2005 includes the effects of the MAMSI acquisition in the UnitedHealth Group historical information. The pro forma condensed combined statement of operations for the nine months ended September 30, 2005 includes MAMSI’s results of operations in the UnitedHealth Group historical information. The pro forma condensed combined statement of operations for the year ended December 31, 2004 includes MAMSI’s results of operations from February 11, 2004 to December 31, 2004 in the UnitedHealth Group historical information. This acquisition resulted in the issuance of UnitedHealth Group common stock and cash based upon the exchange ratio of 1.64 shares of UnitedHealth Group common stock and $18 of cash for each outstanding share of MAMSI common stock. The average market price per share of UnitedHealth Group common stock of $26.53 was based upon the average of the closing prices for a range of trading days (October 23, 2003 through October 29, 2003) around the announcement date (October 27, 2003) of the transaction. This resulted in a purchase price of $2,745 million ($1,932 million in stock, $800 million in cash and $13 million of transaction costs) as follows (in millions, except per share amounts):

Stock Consideration
UnitedHealth Group average market price per share	$26.53
UnitedHealth Group shares issued	72.8

Fair value of UnitedHealth Group shares issued		$1,932
Cash Consideration
Cash consideration paid		800

Transaction costs		13

Purchase price		$2,745

The MAMSI purchase price of $2,745 million was allocated to acquired tangible assets and liabilities based upon their estimated fair values as of the acquisition date. The excess purchase price was allocated as detailed below (in millions):

Purchase price	$2,745
Net tangible assets at acquisition date	(598)

Total excess purchase price	2,147
Finite-lived intangibles	(280)
Deferred tax liability for finite-lived intangibles	100

Goodwill	$1,967

(d)	Finite-lived intangible assets relating to the PacifiCare acquisition have been estimated at approximately $1,000 million and consist mainly of member lists, health care physician and hospital networks and trademarks. The estimated weighted-average useful life is approximately 13 years and the estimated annual amortization expense is approximately $80 million.

(e)	Represents the elimination of intangible asset amortization recorded in PacifiCare’s historical financial statements.

(f)	Finite-lived intangible assets relating to the Oxford acquisition were recorded at $600 million, consisting mainly of member lists, health care physician and hospital networks and trademarks. The weighted-average useful life is 16 years and the annual amortization expense is approximately $42 million.

(g)	Finite-lived intangible assets relating to the MAMSI acquisition were recorded at $280 million and consist mainly of member lists, health care physician and hospital networks and trademarks. The weighted-average useful life is 17 years and the estimated annual amortization expense is approximately $20 million.

(h)	Represents the deferred tax liability established for the book and tax basis difference of finite-lived intangible assets, which are amortizable for book purposes but not for tax.

(i)	Represents the borrowing of the cash paid as consideration in the PacifiCare transaction as detailed in note (a) of $2,050 million plus the borrowing for the PacifiCare debt retirement of $960 million, for total borrowing of $3,010 million.

(j)	Represents the estimated interest expense associated with borrowing the $3,010 million cash paid as consideration and debt retirement in the PacifiCare transaction. The interest rate is based on the issuance of five- to ten-year fixed-rate debt and UnitedHealth Group’s estimated borrowing rate of approximately 4.0% and 4.5% for such debt for the year ended December 31, 2004 and the period ended December 20, 2005, respectively. The impact on interest expense of a 1/8% change in interest rates would be approximately $4 million annually.

(k)	Represents the retirement of the PacifiCare debt at closing and the corresponding estimated reduction in interest expense.

(l)	PacifiCare’s Convertible Subordinated Debentures (Convertible Notes) were recorded at their fair value as of the acquisition date based upon their conversion value, comprised of 5.2 million shares of UnitedHealth Group common stock and $102 million of cash as of December 31, 2005. Subsequent to the closing of the acquisition, we initiated a consent solicitation to all of the holders of the outstanding Convertible Notes under which 91% of the convertible notes were tendered pursuant to the offer.

(m)	Represents the estimated interest expense associated with borrowing the $1,318 million cash paid as consideration in the Oxford transaction. The interest rate is based on the issuance of five- to ten-year fixed-rate debt and the borrowing rate of approximately 4.0% for such debt. For the December 31, 2004 pro forma condensed combined statement of operations, the estimated interest expense is for the period January 1, 2004 to July 29, 2004 since interest expense for the remaining period during the quarter is reflected in the UnitedHealth Group historical information.

(n)	Represents the payoff of the Oxford debt of $397 million at closing and the corresponding estimated reduction in interest expense and interest income. The effective interest rate used for the investment interest income was 2.0% based upon estimated interest rates on the short term investment portfolio.

(o)	Represents the interest expense associated with borrowing the $800 million cash paid as consideration in the MAMSI transaction. The interest expense is based on the issuance of $500 million of five- to ten-year floating-rate debt and $300 million of commercial paper at a weighted average interest rate of approximately 3.0%. For the December 31, 2004 pro forma condensed combined statement of operations, the estimated interest expense is for the period January 1, 2004 to February 10, 2004 since interest expense for the remaining period during the quarter is reflected in the UnitedHealth Group historical information.

(p)	Represents the issuance of UnitedHealth Group stock and stock options as consideration issued in the PacifiCare transaction as detailed in note (a).

(q)	Represents stock option expense recognized in PacifiCare’s historical statements of operations. PacifiCare voluntarily adopted FAS No. 123, which requires stock options to be expensed based upon their fair value, effective January 1, 2003. UnitedHealth Group has elected not to expense stock options until FAS No. 123R is required to be adopted on January 1, 2006. This adjustment eliminates PacifiCare’s FAS No. 123 stock option expense from all historical results for comparability purposes.

(r)	Represents the pro forma tax effect of all pro forma adjustments based upon the statutory federal income tax rate of 35%.

(s)	Represents the increase in weighted-average shares outstanding from the PacifiCare acquisition based on the issuance of 99.2 million shares of UnitedHealth Group common stock at the beginning of the period presented.

(t)	Represents the estimated common stock equivalents related to the issuance of 10.9 million vested options to purchase shares of UnitedHealth Group common stock in exchange for the outstanding options to purchase shares of PacifiCare common stock at December 20, 2005 as detailed in note (a). This was calculated using the “Treasury Stock” method under FAS No. 128 and using a $15.66 average exercise price and a $53.22 average common stock fair value.

(u)	Represents the increase in weighted-average shares outstanding from the Oxford acquisition based on the issuance of 104.4 million shares of UnitedHealth Group common stock at the beginning of the period presented, partially offset by 44.6 million in weighted-average shares outstanding that had been included in the UnitedHealth Group December 31, 2004 historical information which represents the pro rata impact during the period post-acquisition.

(v)	Represents the increase in weighted-average shares outstanding from the MAMSI acquisition based on the issuance of 72.8 million shares of UnitedHealth Group common stock at the beginning of the period presented, partially offset by 64.8 million in weighted-average shares outstanding that had been included in the UnitedHealth Group December 31, 2004 historical information which represents the pro rata impact during the period post-acquisition.

(w)	Represents an accrual for estimated transaction costs as a result of the PacifiCare acquisition.

(x)	Represents the elimination of PacifiCare’s equity, goodwill and intangible asset account balances.

(y)	Reflects the reclassification of certain historical amounts of the acquired companies to conform to financial reporting being used prospectively by the combined company.

(z)	For comparison purposes, investments available for sale at fair value have been reclassified between short and long term investments based upon remaining maturities.

(aa)	For comparison purposes, PacifiCare’s external pharmacy benefit management expenses have been reclassified to operating costs from medical costs.

(bb)	PacifiCare’s historical results for the nine months ending September 30, 2005 include Medicare Part D readiness expenses of approximately $25 million and transaction expenses associated with the UnitedHealth Group merger of approximately $13 million.

(cc)	Represents the increase in diluted weighted-average shares outstanding based on the assumed conversion of the Convertible Subordinated Debentures into 5.2 million shares of UnitedHealth Group common stock as required under FAS No. 128.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2006

UNITEDHEALTH GROUP INCORPORATED

By:	/S/ DAVID J. LUBBEN
David J. Lubben
General Counsel & Secretary